Exhibit d(2)

BlackRock

Computershare

Computershare Trust Company, N.A.
150 Royall Street Suite V
Canton Massachusetts 02021
Information Agent: Georgeson LLC
Banks, brokers and Shareholders call toll-free:
(866) 585-5714

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Primary Subscription Rights 12345678901234

SUBSCRIPTION RIGHTS CERTIFICATE

TO EXERCISE YOUR RIGHTS

If you wish to exercise your rights, you must submit your instructions in the following way:

Option 1) Mail – Complete the instructions, sign and return this Letter of Transmittal in the envelope provided.

Option 2) Internet – Visit the Web Platform at www.ComputershareCAS.com/BlackRockCorp and follow the instructions on the site.

Account Code: 1234567890 Control Code: 1234567890

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 PM EASTERN TIME ON JANUARY 26, 2026 (UNLESS EXTENDED) (THE "EXPIRATION DATE")

BLACKROCK CORPORATE HIGH YIELD FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON SHARES
(Complete appropriate section on reverse side of this form)

The registered holder (the "Holder") of this Subscription Certificate named below, or the assignee, is entitled to the number of transferable Rights shown above to subscribe for shares of common stock, $0.10 par value per share (the "Common Shares"), of BlackRock Corporate High Yield Fund, Inc. (the "Fund"), in the ratio of one Common Share for each five Rights, pursuant to the primary subscription (the "Primary Subscription") and upon the terms and conditions and at the price for each Common Share specified in the Prospectus Supplement, dated January 5, 2026, and the accompanying Prospectus, dated December 12, 2025, as revised January 5, 2026 (collectively the "Prospectus") relating thereto. If you are a Record Date Common Shareholder and were issued fewer than five Rights, you are entitled to subscribe for one Common Share. To subscribe for Common Shares the Holder must present to Computershare Trust Company, N.A. (the "Subscription Agent" or "Computershare"), prior to 5:00 p.m., Eastern time, on the Expiration Date of January 26, 2026 (unless extended), either: (a) a properly completed and executed Subscription Certificate and a check drawn on a bank located in the United States and payable to "Computershare" for an amount equal to the number of Common Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Common Shareholder electing to exercise the Over-Subscription Privilege, pursuant to the terms of the Over-Subscription Privilege) multiplied by the estimated Subscription Price; or (b) a notice of guaranteed delivery (the "Notice of Guaranteed Delivery") guaranteeing delivery of a properly completed and executed Subscription Certificate.

Under the Over-Subscription Privilege, as described in the Prospectus, any number of additional Common Shares may be purchased by a Record Date Common Shareholder if such Common Shares are available and the owner's Rights under the Primary Subscription have been fully exercised and the pro rata allocation requirements have been satisfied. Any additional payment required from a participating Holder of Rights must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date of January 26, 2026, unless the Offer is extended. Any excess payment to be refunded by the Fund to a Record Date Common Shareholder who is not allocated the full amount of Common Shares subscribed for pursuant to the Over-Subscription Privilege will be returned to him or her by mail by the Subscription Agent as promptly as practicable. A participating Holder of Rights will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus relating to the Rights. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. To subscribe pursuant to the Primary Subscription, five Rights and the estimated Subscription Price, which is $8.69, are required for each Common Share, and to subscribe pursuant to the Over-Subscription Privilege, the estimated Subscription Price is required for each Common Share. Payment of $8.69 per Common Share must accompany the Subscription Certificate. See the reverse side for forms.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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PLEASE FILL IN ALL APPLICABLE INFORMATION.

A. Primary Subscription (5 Rights = 1 Common Share) ________ (Rights Exercised) ÷ 5 = ________ (No. of Common Shares) x $8.69 (Estimated Subscription Price) = $________

B. Over-Subscription Privilege* ________ (No. of Common Shares) x $8.69 (Estimated Subscription Price) = $________

* The Over-Subscription Right may only be exercised if the Subscription is exercised to the fullest extent possible and may only be exercised by Holders as described in the Prospectus. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions.

C. Amount of Check Enclosed (A+B) (or amount in Notice of Guaranteed Delivery) = $________

D. The following broker-dealer is being designated as having been instrumental in the exercise of this Subscription Right: ________

E. ☐ Sell any remaining unexercised Rights (must be received by Agent before January 16, 2026 ☐ Sell all of my Rights (must be received by Agent before January 16, 2026

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the Common Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked the box on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)/Seller(s) ________

Please give your telephone number: (   ) ________

Please give your e-mail address: ________

SECTION 2. TO TRANSFER RIGHTS: For value received, _____of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee) ________

Social Security Number

(Print Full Address) ________

(Print Full Address) ________

Signature(s) of Assignor(s) ________

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934 if you are transferring your Rights, which may include:

a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.

Signature Guaranteed By: ________ (Name of Bank or Firm) ________ (Signature of Officer and Title)

Return Subscription Certificate by first class mail or overnight courier to: Computershare.

By First Class Mail:

Computershare
C/O Voluntary Corporate Actions/BlackRock
P.O. Box 43011
Providence, RI 02940-3011

By Express Mail or Overnight Courier:

Computershare
C/O Voluntary Corporate Actions; COY: HYT
150 Royall Street Suite V
Canton, MA 02021